EXHIBIT 1.2

                      NEWCOURT RECEIVABLES ASSET TRUST

              CLASS A 6.24% ASSET BACKED NOTES, SERIES 1996-3

                              TERMS AGREEMENT

                                              Dated:  December 9, 1996

     To: First Union Capital Markets Corp. ("First Union"), Deutsche Morgan Grenfell Inc.
                           ("Deutsche Morgan") and Lehman Brothers
                           Inc. ("Lehman")

     Re: Underwriting Agreement dated December 9, 1996, which is incorporated herein in its entirety and made a part hereof.

     Series Designation:      Series 1996-3.

     Underwriters:            First Union, Deutsche Morgan and Lehman

     Indenture Trustee:       Fleet National Bank.

     Terms of the Notes:      See Annex A attached hereto.

     Distribution Dates:      The 20th calendar day of each month (if
                              such day is not a Business Day, the next succeeding Business Day), commencing
                              December 20, 1996.

     Note Ratings:            AAA by Standard & Poor's Ratings Group.

     Credit Enhancement
     Provider:                None.

     Supplement:              Series 1996-3 Supplement, dated as of
                              December 9, 1996, among the Seller, the
                              Servicer, the Collateral Agent, the
                              Issuer Trustee and the Indenture
                              Trustee.

     Purchase Price:          The purchase price payable by the
                              Underwriter for the Series 1996-3 Class
                              A Notes covered by this Agreement will
                              be 100% of the principal amounts to be
                              issued.

     Registration Statement:  33-98378.

     Closing Date:            December 12, 1996, 9:00 a.m., New York
                              Time.

     Location of Closing:     Simpson Thacher & Bartlett, 425
                              Lexington Avenue, New York, New York
                              10017.

     Payment for the
     Notes:                   Wire transfer of same day funds.

     Blue Sky Fees:           Up to $8,000.

     Opinion Modifications:   None.  Specify.

     Other securities being
     offered concurrently:    $8,181,429 Principal Amount of Class B
                              6.91% Asset Backed Notes, Series 1996-3.

                              $8,181,429 Principal Amount of Class C
                              8.66% Asset Backed Notes, Series 1996-3.

     Other Modifications
     to the Underwriting
     Agreement:               All references in the Underwriting
                              Agreement to the Representative shall
                              refer to First Union.  First Union
                              hereby acknowledges that all
                              compensation owed to them, as
                              Underwriter, has been disclosed in the
                              Prospectus.


          Each Underwriter severally agrees subject to the terms and provisions of the above referenced Underwriting Agreement, to purchase the principal amount of the above referenced Series of Notes set forth opposite its name on Schedule I hereto.

                                   FIRST UNION CAPITAL MARKETS CORP., as
                                     Representative of the
                                     Underwriters named in
                                     Schedule I hereto

                                   By: /s/ Patrick Sheehan
                                       _________________________________
                                       Name:  Patrick Sheehan
                                       Title: Managing Director

                                   Accepted:

                                   NEWCOURT RECEIVABLES CORPORATION

                                   By: /s/ Daniel A. Jauernig
                                       _____________________________
                                       Name:  Daniel A. Jauernig
                                       Title: Vice President and
                                              Chief Financial Officer

                                   By: /s/ K. Nicholas Martitsch
                                       _______________________________
                                       Name:  K. Nicholas Martitsch
                                       Title: Assistant Secretary

                                   NEWCOURT CREDIT GROUP INC.

                                   By: /s/ Daniel A. Jauernig
                                       ______________________________
                                       Name:  Daniel A. Jauernig
                                       Title: Senior Vice President
                                              & Treasurer

                                   By: /s/ Geoff Ichii
                                       ______________________________
                                       Name:  Geoff Ichii
                                       Title: Vice President &
                                              Director Capital Markets



                                 SCHEDULE I

                                UNDERWRITERS

     $188,172,873 Principal Amount of Class A 6.24% Asset Backed
     Notes, Series 1996-3

                                                      Principal Amount

     First Union Capital Markets Corp.                $62,724,290.84
     Deutsche Morgan Grenfell Inc.                    $62,724,290.84
     Lehman Brothers Inc.                             $62,724,290.84